UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 28, 2016

Papa John's International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on April 28, 2016. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Christopher L. Coleman	33,799,184	392,111	7,739	2,144,717
Olivia F. Kirtley	34,132,777	59,646	6,611	2,144,717
Laurette T. Koellner	33,786,323	405,414	7,297	2,144,717
Sonya E. Medina	33,959,395	232,784	6,855	2,144,717
W. Kent Taylor	34,151,282	41,024	6,728	2,144,717

Appointment of Ernst & Young LLP as the Company’s Independent Auditors. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2016. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

36,218,243	119,507	6,001	-

Payment of Performance-Based Incentive Compensation. The stockholders of the Company reapproved the material terms for payment of performance-based incentive compensation for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

33,187,827	999,095	12,112	2,144,717

Advisory Approval of the Company’s Executive Compensation. The stockholders of the Company approved a resolution on advisory approval of executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

33,956,309	139,886	102,839	2,144,717

Item 8.01.  Other Events.

New Lead Director and Committee Assignments.

As previously disclosed, Mr. Norborne P. Cole, formerly the lead independent director of the Board, did not stand for re-election at the 2016 Annual Meeting of Stockholders since he had reached the age of retirement under the Company’s Corporate Governance Guidelines.

On April 28, 2016, the independent members of the Board of Directors appointed Olivia Kirtley as lead independent director.  The Board also appointed Ms. Kirtley as Chair of the Compensation Committee and Ms. Laurette Koellner as Chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: May 4, 2016	/s/ Lance F. Tucker Lance F. Tucker Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer